Exhibit 99.5
FOR IMMEDIATE RELEASE

MEDICAL CARE TECHNOLOGIES INC. COMMENCES TRIALS FOR CONTINUOUS GLUCOSE MONITORING AS ADD-ON

LONDON, ENGLAND – January 13, 2010 – Medical Care Technologies Inc. (OTCBB: MDCE) today announced that it has commenced trials to include Continuous Glucose Monitoring (CGM) to its current Tele-Health™ Suite.
Management believes that by adding this function to its Tele-Health™ technology, users will be able to monitor and better control their diabetes while reducing costs.

The Tele-Health™ Suite is a software that enables continuous interaction between the patient and the healthcare professionals for a more efficient and effective way of treating, supporting, managing and monitoring wellness.  With this application we will focus on patients with diabetes.  This unique solution will every day instructs patients to measure their blood glucose readings, as required to their long term condition.  It can also provide medication reminders and ask the patient questions about their health. All this information is sent via the Internet to the patient’s clinic for clinical triage which can then be managed by other healthcare professionals.  If necessary, a patient to live Doctor Video Appointment can be conducted as well.

Management, through trials, hopes to show that their REAL-Time CGM add-on can reduce the duration of hypoglycemic events. Trial data being collected include the patient’s diet, exercise habits, weight, stress factors and overall lifestyle as variables to display glucose values. Management hopes that with the information that CGM Tele-Health™ can provide users with information which may intervene early enough to reduce costs associated to regular hospital visits.
As stated by the Chinese Health Economics, under the Chinese system, patients chose to visit primary, secondary, or tertiary hospitals on their own, and may overuse healthcare services by selecting unnecessary high-level hospitals for diabetes treatment; it was reported that 997 (6%) tertiary hospitals nationwide consumed 54.73% of China’s total healthcare expenditures.

It is predicted that healthcare expenditures due to diabetes will continue to rise.  According to the International Diabetes Federation and World Health Organization, diabetes affects 38.9 million people in China and this number is expected to reach 100 million by the end of this year. China has the second highest prevalence of diabetes globally.
In total, the estimated economic cost of Type 2 Diabetes (T2DM) and its complications was $32.2 billion for 23.46 million T2DM patients in 2007 and projected to be $58.5 billion for 42.3 million T2DM patients in 2030.

The health sector in China faces challenges that it must provide access to equitable health care and it must reduce its health care costs.  Telehealth may offer the opportunity of giving the people of China equal access to medical care at an affordable cost.  It is Management’s goal to reduce costs by developing strategies working with the general population, doctors, clinics, and hospitals to Diagnose, Educate, and Treat patients via the Tele-Health™ Suite.
Our mission will be to offer Preventative Solutions and Treatment Strategies by using our technology to reduce the number of incidence and complications of diabetes and therefore save costs.

Also acknowledging the need to reduce healthcare costs, The Chinese Government's recently announced a policy statement on 'Deepening Healthcare System Reform' which seeks, with a budget of $124 billion dollars to among other things to build a health clinic in each of the country's 700,000 villages.

“With our network in China MDCE will seek to take advantage of this program as it is seen to be a provider of innovative solutions that can be implemented”, states Ning Wu.

In addition, Ning  Wu, President of MDCE states, “We are excited about the possibility of our CGM Tele-Health™ achieving automated glucose measurement, thereby offering those with diabetes a promising new tool for maintaining optimal glucose control.  Our mission will be to offer Preventative Solutions and Treatment Strategies by using our technology to reduce the number of incidence and complications of diabetes and therefore save costs.”  Management hopes to have its REAL-Time CGM available on its Tele-Health™ Suite in the next quarter.

About Medical Care Technologies Inc.

Medical Care Technologies Inc. (www.medicaretech.com) is traded under the symbol MDCE on the OTCBB and is based in London, England.  The Company is in the process of moving its portfolio of oil resources into medical care technologies.  The products/services that the company hopes to acquire are intended will constitute a healthcare delivery and wellness site; dedicated to helping Asian consumers live healthier, more balanced lives.  MDCE is planning to provide advanced connectivity, internationally standardized and secure business, technology and information systems to assist the Asian health industry - physicians, pharmacists, medical institutions, consumers – access medical resources, health services, education, wellness and pharmaceutical products throughout Asia. MDCE is planning to distribute and provide services at a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Nutriceuticals. Further information on the Company can be found at www.sec.gov and the company’s website at www.medicaretech.com

Safe Harbor Statement
All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: MDCE’s products, services, capabilities, performance, opportunities, development and business outlook, guidance on our future financial results and other projections or measures of our future performance; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; and other potential sources of additional revenue. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: lack of operating history, transitioning from a development company to an operating company, difficulties in distinguishing MDCE’s products and services, ability to deploy MDCE’s services and products, market acceptance of our products and services; operational difficulties relating to combining acquired companies and businesses; our ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and healthcare and pharmaceutical industries, and our ability to attract and retain qualified personnel. Other risks and uncertainties may include, but are not limited to: lack of or delay in market acceptance and fluctuations in customer demand, dependence on a limited number of significant customers, reliance on third party vendors and strategic partners, ability to meet future capital requirements on acceptable terms, continuing uncertainty in the global economy, and compliance with federal and state regulatory requirement.  Further information about these matters can be found in our Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.  There can be no assurance that the acquisition of GUC’s assets will close.  MDCE must issue 57,300,000 shares of its common stock to GUC, or GUC’s designees in order to close the acquisition. Accounting for the anticipates cancelation of 57,300,000 shares by Patricia Traczykowski, MDCE will have 98,900,000 shares of it common stock issued and outstanding upon the closing of the acquisition.

For Further Information:
Ezra Smith
C. Jones Consulting, Inc.
Tel: (727) 771-9500
Fax: (727) 771-9545
Email: cjones@cjonesconsulting.com
Web: www.cjonesconsulting.com